Exhibit 99.2
Investor Update
October 23, 2019
This investor update provides Spirit's fourth quarter and full year 2019 guidance. All data is based on preliminary estimates.
The Company will provide additional details regarding its outlook for 2019 on its conference call scheduled for October 24, 2019.

	4Q19E	4Q18A

Capacity - Available Seat Miles (ASMs) (%Change/Thousands)	Up ~16%	8,998,928

Total Revenue per ASM (TRASM) (%Change/Cents)	Down 4.5% to 6.5%	9.59

Adjusted Operating Expense Ex-Fuel per ASM (%Change/Cents)(1)	Up 3.5% to 4.5%	5.49

Average Stage Length (Miles)	1,005	1,019

Fuel Expense
Fuel gallons (Millions)	117	102
Economic fuel cost per gallon ($)(2)	$2.09	$2.26

Interest Expense, Net of Capitalized Interest and Interest Income ($Millions)	$16.4	$15.0

Effective Tax Rate, Non-GAAP	24%	23.7%

Wtd. Average Diluted Share Count (Millions)	68.7	68.7

Full Year 2019 Guidance
Full Year 2019E
Estimated Cash Tax Rate(3)	1% to 2%

Capital Expenditures ($Millions)
Purchase of property and equipment, net of pre-delivery deposits and refunds:(4)	$317
Other capital expenditures	$90
Total capital expenditures	$407

Anticipated proceeds from issuance of long-term debt ($Millions)	$177

Other Working Capital Requirements ($Millions)
Payments for heavy maintenance events(5)	$193
Pre-paid maintenance deposits, net of reimbursements	$(79)

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Includes fuel taxes and into-plane fuel cost.
(3)	Spirit's cash tax rate differs from its effective tax rate primarily due to the benefit related to bonus depreciation on the acquisition of purchased aircraft.
(4)
Excludes capital commitments related to 6 aircraft that the Company anticipates to be financed via sale leaseback transactions. Includes the purchase of 3 spare engines. Excludes $140 million related to the purchase of 4 A320 aircraft off lease, which was recorded as a capital lease obligation payment.

(5)	Payments for heavy maintenance events are recorded as "Deferred heavy maintenance" within "Changes in operating assets and liabilities" on the Company's cash flow statement.

Spirit Airlines, Inc.

Aircraft Delivery Schedule (net of Scheduled Retirements) as of October 23, 2019 (1)
	A319	A320 CEO	A320 NEO	A321 CEO	Total
Total Year-end 2018	31	60	7	30	128

1Q19	—	1	4	—	5
2Q19	—	1	1	—	2
3Q19	—	2	2	—	4
4Q19	—	—	6	—	6
Total Year-end 2019	31	64	20	30	145

1Q20	—	—	8	—	8
2Q20	—	—	5	—	5
3Q20	—	—	1	—	1
4Q20	—	—	7	—	7
Total Year-end 2020	31	64	41	30	166

2021	—	—	27	—	27
Total Year-end 2021	31	64	68	30	193

Seat Configurations

A319	145
A320	182
A321	228

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter and full year 2019 , including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.